[LOGO OF TPG]
                                  July 1, 2010

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

     This letter confirms that Ronald Cami and John E. Viola are authorized and designated to sign all securities related filings with the Securities and
Exchange Commission, including Forms 3, 4 and 5, on my behalf. This authorization and designation shall be valid for three years from the date of this letter.

                                        Very truly yours,

                                        /s/ Karl Peterson
                                        ---------------------------------------
                                        Karl Peterson

              301 Commerce Street, Suite 3300, Fort Worth, TX 76102
                         817-871-4000 T ~ 817-871-4088 F